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                                                                   EXHIBIT 10.58

                                                                     EXHIBIT B-1

                     GENERAL PLEDGE AND SECURITY AGREEMENT

            PLEDGE AND SECURITY AGREEMENT, dated as of October 28, 1996 (as amended, modified or supplemented from time to time, this "Agreement"), made by THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Pledgor"), in favor of CS FIRST BOSTON MORTGAGE CAPITAL CORP. a
Delaware corporation (the "Pledgee"). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                             W I T N E S S E T H :

            WHEREAS, The Mills Corporation, the Pledgor, Sawgrass Mills Phase II Limited Partnership ("Sawgrass"), Sunrise Mills (MLP) Limited Partnership ("Sunrise", and together with Sawgrass, the "Subsidiary Partnerships" and each, a "Subsidiary Partnership") have entered into a Credit Agreement, dated as of October 28, 1996, providing for the making of Revolving Loans to the Pledgor as contemplated therein (as amended, modified or supplemented from time to time, the "Credit Agreement");

            WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that the Pledgor shall have executed and delivered to the Pledgee this Agreement; and

            WHEREAS, the Pledgor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

            NOW, THEREFORE. in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

            1. SECURITY FOR OBLIGATIONS. This Agreement is made by the Pledgor to secure:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including, without limitation, the principal of and interest on the Revolving Note issued by, and Revolving Loans made to, the Pledgor under the Credit Agreement, and all indemnities, Fees, expenses and interest thereon or owed thereunder) of the Pledgor to the Lender, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Loan Documents and the due performance and compliance by the Pledgor
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      with all of the terms, conditions and agreements contained in the Credit
      Agreement and such other Loan Documents;

            (ii) any and all sums advanced by the Pledgee, pursuant to the Credit Agreement and the other Loan Documents, in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

            (iii) in the event of any proceeding for the collection or enforcement of any obligations or liabilities referred to in clauses (i) and (ii) above, upon the occurrence and during the continuance of an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, the Credit Agreement, and shall in any event include, without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations (as hereinafter defined)) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

            (iv) all amounts paid by any Indemnitee (as defined in Section 11 hereof) as to which such Indemnitee has the right to reimbursement under
      Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations".

            2. DEFINITION OF PARTNERSHIP INTERESTS, ETC. As used herein the term "Partnership Interests" shall mean the entire limited partnership interest at any time owned by the Pledgor in each of the Subsidiary Partnerships, including, but not limited to, the Pledgor's capital account, its interest as a limited partner in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of each Subsidiary Partnership, its interest in all distributions made or to be made by each Subsidiary Partnership to the Pledgor and all of the other economic rights, titles and interests of the Pledgor as a limited partner of each Subsidiary Partnership, whether set forth in the partnership agreement of each Subsidiary Partnership, by separate agreement or otherwise. The Pledgor represents and warrants that on the date hereof (i) the Partnership Interests held by the Pledgor consists of those partnership interests as described in Annex A hereto; (ii) such Partnership Interests constitute that percentage of the entire partnership limited interest of each Subsidiary Partnership as is set forth in Annex A hereto; and (iii) the Pledgor owns no other Partnership Interests.

            3. GRANT OF SECURITY INTEREST

            3.1 Pledge. (a) To secure the Obligations of the Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby pledges and grants to the Pledgee a first priority continuing security interest in the Pledgor's Partnership Interest in each Subsidiary Partnership and all of the Pledgor's right, title and interest in each Subsidiary Partnership including, without limitation, the following, and as part of such grant and pledge, hereby


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transfers and assigns to the Pledgee for collateral purposes all of the following, whether now existing or hereafter acquired (the Pledgor's Partnership Interest in each Subsidiary Partnership and the following are hereinafter collectively referred to as the "Collateral"):

            (i) all the capital thereof and its interest in all profits, losses, Partnership Assets (as defined below) and other distributions to which the Pledgor shall at any time be entitled in respect of such Partnership Interest;

            (ii) all other payments due or to become due to the Pledgor in respect of such Partnership Interest, whether under any Partnership Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

            (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under any Partnership Agreement or at law or otherwise in respect of such Partnership Interest;

            (iv) all present and future claims, if any, of the Pledgor against any Subsidiary Partnership for moneys loaned or advanced, for services rendered or otherwise;

            (v) all of the Pledgor's rights under any Partnership Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to such Partnership Interest, including any power to terminate, cancel or modify any Partnership Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of such Partnership Interest and any Subsidiary Partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval under such Partnership Agreement, together with full power and authority to demand, receive, enforce, collect, or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing (with all of the foregoing rights only to be exercisable upon the occurrence and during the continuance of an Event of Default);

            (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

            (vii) to the extent not otherwise included, all Proceeds (as hereinafter defined) of any or all of the foregoing.

            (b) As used herein, the term "Partnership Assets" shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation all partnership capital and interests in other partnerships), at any time owned or represented by any Partnership Interest. As used herein, the term "Proceeds" shall mean all "proceeds" as such


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term is defined in Section 9-306 (1) of the New York UCC. As used herein, the term "Partnership Agreements" shall mean collectively (i) the Sawgrass Mills Phase II Agreement of Limited Partnership dated November 30, 1993, and any modifications previously or hereafter made thereto, and (ii) the Sunrise Mills
(MLP) Agreement of Limited Partnership dated October 21, 1986, and any modifications previously or hereafter made thereto.

            3.2 Subsequently Acquired Partnership Interests. If the Pledgor shall acquire (by purchase, distribution or otherwise) any additional Partnership Interest in any Subsidiary Partnership at any time or from time to time after the date hereof, the Pledgor shall forthwith pledge such Partnership Interest as security with the Pledgee hereunder and, to the extent such Partnership Interest is certificated, deliver to the Pledgee certificates therefor, accompanied by such instruments of transfer as are acceptable to the Pledgee, and shall promptly thereafter deliver to the Pledgee a certificate executed by any Authorized Representative of the Pledgor describing such Partnership Interest and certifying that the same has been duly pledged with the Pledgee hereunder.

            3.3 Uncertificated Partnership Interests. Notwithstanding anything to the contrary contained in Section 3.2 hereof, to the extent any Partnership Interest (whether now owned or hereafter acquired) is uncertificated, the Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under the provisions of Articles 8 and 9 of the New York UCC). The Pledgor further agrees to take such actions as the Pledgee reasonably deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Partnership Interests promptly upon the reasonable request of the Pledgee.

            4. APPOINTMENT OF SUB-AGENTS. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral if it shall be held in certificated form, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee. The Pledgee agrees to promptly notify the Pledgor after the appointment of any sub-agent; provided, however, that the failure to give such notice shall not affect the validity of such appointment.

            5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until an Event of Default shall have occurred and be continuing, the Pledgor may exercise any voting, consent, administration, management and other rights and remedies under any Partnership Agreement or otherwise with respect to the Partnership Interests of the Pledgor without the Pledgee's prior written consent unless the consent or vote involves a matter described in Section 5.1(a)(vi) of each Partnership Agreement, in which case such consent or vote shall not be exercised without the Pledgee's prior written consent, provided that the Pledgee shall respond to any request for its consent within the number of days of the applicable time period set forth in Section 5.1 of the Partnership Agreement after a notice containing such request is given to the Pledgee, failing which the Pledgee's consent shall be deemed given. Notwithstanding the foregoing, all rights of the Pledgor to vote and to give consents, waivers and ratifications shall


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cease on the occurrence or continuance of an Event of Default, and Section 7 hereof shall become applicable.

            6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless an Event of Default shall have occurred and be continuing, all Distributions payable in respect of the Partnership Interests shall be paid to the Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

            (i) all other property (other than cash) paid or distributed by way of dividend, distribution or otherwise in respect of the Partnership Interests; and

            (ii) all other property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, conveyance of assets, liquidation or similar partnership reorganization.

            7. REMEDIES IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any Loan Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable remedies:

            (i) to receive all amounts payable in respect of the Collateral payable to the Pledgor under Section 6 hereof;

            (ii) to assign or transfer all or any part of the Partnership Interests into the Pledgee's name or the name of its nominee or nominees after the exercise of its right of sale pursuant to the UCC;

            (iii) to vote all or any part of the Partnership Interests (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof after the exercise of its rights pursuant to the UCC; and

            (iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, held pursuant to the UCC; provided that at least 10 days' prior notice of the time and place of any such sale shall be given to the Pledgor. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Pledgee be under any obligation to take any action whatsoever with regard thereto.


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            8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the
Pledgee provided for in this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof.

            9. APPLICATION OF PROCEEDS. (a) All Proceeds including all moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

                  (i) first, to the payment of all amounts owing the Lender of the type described in clauses (ii) and (iii) of the definition of "Obligations";

                  (ii) second, to the extent Proceeds remain after the
            application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as hereinafter defined) shall be paid to the Pledgee as provided in Section 9(c) hereof;

                  (iii) third, to the extent Proceeds remain after the
            application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Pledgee as provided in Section 9(c) hereof; and

                  (iv) fourth, to the extent Proceeds remain after the
            application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 13 hereof, to the Pledgor or to whomever may be lawfully entitled to receive such surplus.

            (b) For purposes of this Agreement (x) "Primary Obligations" shall mean all principal of, and interest on, all Loans and all Fees and (y) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

            (c) All payments required to be made hereunder shall be made directly to the Pledgee.

            (d) It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between the amount of the Proceeds of the Collateral hereunder and the aggregate amount of the Obligations owed under the Credit Agreement and the other Loan Documents.

            10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to


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judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

            11. INDEMNITY. (a) The Pledgor agrees to indemnify, reimburse and hold the Pledgee and its successors, assigns, employees, agents and servants (hereinafter in this Section 11 referred to individually as an "Indemnitee," and collectively as the "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 11 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Loan Document or any other document executed in connection herewith and therewith or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the ownership, control, acceptance, possession, condition, sale or other disposition, or use of the Collateral; provided that no Indemnitee shall be indemnified pursuant to this Section 11(a) for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee or for its failure to perform its obligations under the Credit Agreement. The Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Pledgor shall to the extent requested to do so assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Pledgor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 11(a) hereof, the Pledgor agrees to pay or reimburse the Pledgee for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Pledgee's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Pledgee's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            12. FURTHER ASSURANCES. The Pledgor agrees that it will join with the Pledgee in executing and at the Pledgor's own expense, file and refile under the UCC of any jurisdiction such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or


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permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

            13. TRANSFER BY PLEDGOR. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except pursuant to this Agreement and as permitted by the other Loan Documents).

            14. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents, warrants and covenants that: (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Partnership Interests and other Collateral pledged by it hereunder, or in which it has granted a security interest pursuant hereto, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement;
(ii) it has full partnership power, authority and legal right to pledge and grant a security interest in all the Collateral pledged and assigned by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) except as have been obtained or made, no consent of any other party (including, without limitation, any member or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement; (v) to the best of the Pledgor's knowledge, the execution, delivery and performance of this Agreement by the Pledgor does not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court arbitrator or governmental authority, domestic or foreign, or of any Partnership Agreement or the partnership agreement of the Pledgor or of any partnership units or securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, agreement (including any partnership agreement of any Subsidiary Partnership), instrument or undertaking to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all Partnership Interests have been validly acquired and are fully paid for and validly pledged hereunder; (vii) the Pledgor has given true and accurate copies of the partnership agreement of the Pledgor to the Pledgee and the Pledgor will not amend or modify, or permit the amendment or modification of, such partnership agreement except as disclosed to the Pledgee; (viii) to the


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best of its knowledge, the Pledgee is not in default of any of its obligations under such partnership agreement; (ix) this Agreement creates (after all steps required under Article 8 of the UCC have been taken) in favor of the Pledgee a legal, valid and enforceable security interest in all right, title and interest of the Pledgor in the Collateral owned by the Pledgor on any date on which this representation and warranty is made or deemed made, which security interest shall, (A) upon delivery to the Pledgee of any certificates evidencing equity interests in a Subsidiary Partnership, (B) upon the filing of appropriate financing statements under the UCC in respect of any Subsidiary Partnership's partnership interest that is not represented by a certificate and (C) upon the taking of all steps required under Article 8 of the UCC (which delivery filings and/or steps have been done and remain in full force and effect as to the Collateral owned by the Pledgor on any date on which this representation and warranty is made or deemed made), constitute a fully perfected first lien on, and security interest in, all right, title and interest of the Pledgor in all of such Collateral, subject to no security interests of any other Person; (x) there are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral except financing statements filed or to be filed in favor of the Pledgee as secured party; and (xi) the chief executive office and principal place of business of the Pledgor and the sole location where the records of the Pledgor with respect to the Collateral are kept are located at 1300 Wilson Boulevard, Arlington, Virginia 22209 and the Pledgor shall not move its chief executive office, principal place of business or such location of records except upon notice to the Pledgee and after compliance with the terms of the Credit Agreement. The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral and the Proceeds thereto against the claims and demands of all persons whomsoever.

            15. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended. discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Loan Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such Loan Document or other agreement or instrument or this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment. dissolution, liquidation or other like proceeding relating to the Pledgor, any Subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

            16. REGISTRATION, ETC. (a) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Partnership Interests pursuant to Section 7 hereof, such Partnership Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the


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Pledgee may, in its sole and absolute discretion, sell such Partnership
Interests or part thereof by private sale in such manner and under such circumstances as the Pledgee may reasonably deem necessary or advisable in order that such sale may legally be effected without such registration; provided, that at least 10 days' prior notice of the time and place of any such sale shall be given to the Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion and subject to compliance with any applicable securities laws and the UCC: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Partnership Interests or part thereof shall have been filed under such Securities Act; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Partnership Interests or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Partnership Interests at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

            17. TERMINATION, RELEASE. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Commitment has been terminated, the Revolving Note together with interest thereon, Fees and all other Obligations then owing under the Credit Agreement and all other Loan Documents have been indefeasibly and irrevocably repaid in full.

            (b) In the event that any part of the Collateral is sold or released by the Lender and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

            (c) At any time that the Pledgor desires that Collateral be released as provided in the foregoing sub-section (a) or (b), it shall deliver to the Pledgee a certificate signed by an Authorized Representative of the Pledgor stating that the release of the respective Collateral is permitted pursuant to such subsection (a) or (b).

            18. NOTICES, ETC. Unless otherwise agreed, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being sent by certified mail, return receipt requested, postage prepaid or upon delivery or rejection by overnight courier, expense prepaid, or, in the case of telecopy notice, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

            (a)   the Pledgor:

                  c/o The Mills Corporation
                  1300 Wilson Boulevard
                  Arlington, Virginia  22209
                  Attention: Thomas E. Frost, Esq.
                  Tel: (703) 526-5000
                  Fax: (703) 526-5125

            with a copy to:

                  Rudnick & Wolfe
                  203 North LaSalle Street
                  Suite 1800
                  Chicago, Illinois  60601-1293
                  Attention: Robert Goldman, Esq.
                  Tel: (312) 368-4000
                  Fax: (312) 236-7516

            (b)   the Pledgee:

                  CS First Boston Mortgage Capital Corp.
                  55 East 52nd Street, 32nd Floor
                  New York, New York  10055
                  Attn: Mr. Robert K. Vahradian
                  Tel: (212) 909-2178
                  Fax: (212) 755-5681

            with a copy to:

                  Kramer, Levin, Naftalis & Frankel
                  919 Third Avenue
                  New York, NY  10022
                  Attention: Mark S. Fawer, Esq.
                  Tel: (212) 715-9372
                  Fax: (212) 715-8000

            19. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the parties hereto.

            20. PLEDGEE NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee liable as a general partner or limited partner of any Subsidiary Partnership and the Pledgee by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Subsidiary Partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture between the Pledgee and the Pledgor.

            (b) Except as provided in the last sentence of paragraph (a) of this
Section 20, the Pledgee, by accepting this Agreement, did not intend to become a general partner or limited partner of any Subsidiary Partnership or otherwise be deemed to be a co-venturer with respect to the Pledgor or any Subsidiary Partnership either before or after an Event of Default shall have occurred but prior to the time the Pledgee becomes the absolute owner of the Partnership Interest therein. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Subsidiary Partnership or of the Pledgor prior to the date that it becomes an absolute owner of the Partnership Interest therein.

            (c) The Pledgee shall not be obligated to perform or discharge any obligation of the Pledgor as a result of the collateral assignment hereby effected.

            (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

            21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Pledgor (although the Pledgor may not assign its rights and obligations hereunder) and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. The Pledgee may assign its rights and delegate its obligations under this Agreement, in each case in full or in part, to a bank, financial institution or other entity, in which event, upon written notice thereof by the Pledgee to the Pledgor, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have had if it were the Pledgee hereunder. The Pledgee may furnish any information concerning the Pledgor, in the possession of the Pledgee from time to time, to assignees (including prospective assignees), including, without limitation, any and all documentation relating to the Partnership Interests and the results of the Pledgee's examination of the operations, books and records of each Subsidiary Partnership.

            22. GOVERNING LAW. (a) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS EXCEPT FOR THE CHOICE OF LAW PROVISIONS OF THE NEW YORK UCC.

            (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND AGREES THAT VENUE IN EACH OF SUCH COURTS IS PROPER IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER PROPER JURISDICTION.

            (c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO (I) ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, (II) ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR (III) ANY COURSE OF CONDUCT OR STATEMENTS OR ACTIONS OF ANY PARTY HERETO IN CONNECTION HEREWITH OR THEREWITH OR IN CONNECTION WITH THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE PLEDGOR AND THE LENDER.

            23. COUNTERPARTS. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

            24. SEVERABILITY. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

            25. RECOURSE. This Agreement is made with full recourse to the Pledgor (including. without limitation, with full recourse to all assets of the Pledgor) and pursuant to and upon the representations, warranties, covenants and the agreements on the part of the Pledgor contained herein, in the Loan Documents and otherwise in writing in connection herewith or therewith.

                 [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              THE MILLS LIMITED PARTNERSHIP


                              By:  THE MILLS CORPORATION,
                                     its General Partner


                                   By: _____________________________,
                                       Name: Thomas E. Frost
                                       Title:  Senior Vice President


                              CS FIRST BOSTON MORTGAGE CAPITAL CORP.


                              By:__________________________________
                              Name:
                              Title:

                                                                    ANNEX A
                                                                      to
                                                              GENERAL PLEDGE AND
                                                              SECURITY AGREEMENT

                         LIST OF PARTNERSHIP INTERESTS

    Name of Partnership           Type of Interest        Percentage Interest
    -------------------           ----------------        -------------------

1.  Sunrise Mills (MLP) Limited   Limited                       98.0202%
    Partnership

2.  Sawgrass Mills Phase II       Limited                       98%
    Limited Partnership

                                                                   ANNEX B
                                                                     to
                                                             GENERAL PLEDGE AND
                                                             SECURITY AGREEMENT

                          FORM OF PARTNERSHIP NOTICE

                            [Letterhead of Pledgor]

                                                                        [Date]

TO: [Name of Subsidiary Partnership]

            Notice is hereby given that, pursuant to the General Pledge and Security Agreement (a true and correct copy of which is attached hereto), dated as of October __, 1996 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), between THE MILLS LIMITED PARTNERSHIP (the "Pledgor"), and CS FIRST BOSTON MORTGAGE CAPITAL CORP., as Pledgee (the "Pledgee"), the Pledgor has pledged and assigned to the Pledgee, and granted to the Pledgee a continuing security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, as a limited partner in [NAME OF SUBSIDIARY PARTNERSHIP] (the "Partnership"), and in, to and under the [TITLE OF APPLICABLE PARTNERSHIP AGREEMENT] (the "Partnership Agreement"), including, without limitation:

            (i) all the capital of the Partnership and the Pledgor's interest in all profits, losses, Partnership Assets (as defined in the Pledge Agreement) and other distributions to which the Pledgor shall at any time be entitled in respect of such partnership interest;

            (ii) all other payments due or to become due to the Pledgor in respect of such partnership interest, whether under the Partnership Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

            (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the Partnership Agreement or at law or otherwise in respect of such partnership interest;

            (iv) all present and future claims, if any, of the Pledgor against the Partnership for moneys loaned or advanced, for services rendered or otherwise;

            (v) all of the Pledgor's rights under the Partnership Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the partnership interest, including any power to terminate, cancel or modify the Partnership Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of the Partnership

      Interest and the Partnership, to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of me foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

            (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

            (vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

            The Pledgor hereby requests the Partnership to indicate the Partnership's acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Pledgee.

                              THE MILLS LIMITED PARTNERSHIP


                              By:  THE MILLS CORPORATION,
                              its General Partner


                              By:_______________________________
                                  Title:

                                                                  ANNEX C
                                                                    to
                                                            GENERAL PLEDGE AND
                                                            SECURITY AGREEMENT

                            FORM OF ACKNOWLEDGMENT

            [NAME OF SUBSIDIARY PARTNERSHIP] (the "Partnership") hereby acknowledges receipt of a copy of the assignment by THE MILLS LIMITED PARTNERSHIP (the "Pledgor") of its interest under the [TITLE OF APPLICABLE PARTNERSHIP AGREEMENT] (the "Partnership Agreement") pursuant to the terms of the General Pledge and Security Agreement, dated as of October __, 1996 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among the Pledgor, and CS FIRST BOSTON
DEED OF TRUST CORP., as Pledgee (the "Pledgee").

Dated:_____________ __, 199_

                                    [NAME OF SUBSIDIARY PARTNERSHIP]



                                    By___________________________________
                                        Title